EXHIBIT 5.1

POWELL GOLDSTEIN LLP
One Atlantic Center
Fourteenth Floor, 1201 West Peachtree Street, NW
Atlanta, Georgia 30309-3488

April 26, 2005

NBOG Bancorporation, Inc.
807 Dorsey Street
Gainesville, GA 30501-6619

Re:   Registration of 1,493,301 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to NBOG Bancorporation, Inc. (the “Company”), a Georgia corporation, in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form SB-2 (the “Registration Statement”), as amended, of up to 1,493,301 shares (the “Shares”) of common stock, no par value, of the Company.

In this capacity, we have examined (1) the Registration Statement, in the form filed by the Company with the Securities and Exchange Commission on or about the date hereof; (2) originals or copies, certified or otherwise identified to our satisfaction, of corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares; and (3) such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photo-static copies and the authenticity of the originals of such documents.

Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares, when issued and delivered against payment therefore, will be legally and validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and amended, and to the reference to our firm under the heading “Legal Matters” in the prospectus, which is a part of the Registration Statement.

Very truly yours,

/s/ POWELL GOLDSTEIN LLP